UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


              -----------------------------------------------------

                                    FORM 8-K
              -----------------------------------------------------



                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 8, 2004


                            PRIME GROUP REALTY TRUST
             (Exact name of registrant as specified in its charter)



    MARYLAND                          1-13589                     36-4173047
   (State or other jurisdiction    (Commission File           (I.R.S. Employer
    of incorporation or                Number)               Identification No.)
    organization)



               77 West Wacker Drive, Suite 3900, Chicago, Illinois
                                      60601
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (312) 917-1300.


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written  communications  pursuant to Rule 425 under the  Securities Act (17
     CFR 230.425)

[  ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01   OTHER EVENTS.

Prime Group Realty Trust (the "Company") issued a press release today announcing that it has filed an action in Maryland State Court against Prime/Mansur Investment Partners, LLC and certain of its affiliates ("Prime/Mansur") seeking a declaratory judgment that the previously announced merger agreement with Prime/Mansur terminated automatically in accordance with its terms on November 9, 2004 because Prime/Mansur did not obtain a financing commitment that satisfied the requirements of the merger agreement. The proposed merger was announced on October 27, 2004. A copy of the press release is attached as
Exhibit 99.1 and incorporated herein by reference.

The Company intends to vigorously prosecute this declaratory judgment lawsuit. The Company is continuing its ongoing process of exploring the possible sale of the Company.

This Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management's current views with respect to future events and financial performance. The words, "will be," "believes," "expects," "anticipates," "estimates," and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company's filings with the Securities and Exchange Commission.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

      (c)   Exhibits.

             Exhibit
               No.           Description
               ---           -----------
               99.1          Text of Press  Release of Prime Group Realty Trust
                             dated December 8, 2004.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PRIME GROUP REALTY TRUST



Dated: December 8, 2004             By:  /s/  Jeffrey A. Patterson
                                         ------------------------------------

                                         Jeffrey A. Patterson
                                         President and Chief Executive Officer

                                                                    Exhibit 99.1



  PRIME GROUP REALTY TRUST ANNOUNCES DECLARATORY JUDGMENT ACTION TO CONFIRM TERMINATION OF MERGER AGREEMENT WITH PRIME/MANSUR INVESTMENT PARTNERS, LLC

CHICAGO--Dec. 8, 2004--Prime Group Realty Trust (NYSE:PGE) (the "Company"), a Chicago-based publicly traded real estate investment trust (REIT), announced today that it has filed an action in Maryland State Court against Prime/Mansur Investment Partners, LLC ("Prime/Mansur") seeking a declaratory judgment that the previously announced merger agreement with Prime/Mansur terminated automatically in accordance with its terms on November 9, 2004 because Prime/Mansur did not obtain a financing commitment that satisfied the requirements of the merger agreement. The proposed merger was announced on October 27, 2004.

The Company intends to vigorously prosecute this declaratory judgment lawsuit. The Company is continuing its ongoing process of exploring the possible sale of the Company.

About Prime Group Realty Trust

Prime Group Realty Trust is a fully integrated, self-administered, and self-managed real estate investment trust (REIT) that owns, manages, leases, develops, and redevelops primarily office real estate in the Chicago metropolitan area. The company's portfolio currently includes 11 office properties with an aggregate of approximately 4.6 million net rentable square feet, one industrial property comprised of approximately 120,000 square feet, three joint venture interests in office properties totaling 2.8 million net rentable square feet, and 15.4 acres of land suitable for new construction. To learn more, visit the company website at www.pgrt.com.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management's current views with respect to future events and financial performance. The words, "will be," "believes," "expects," "anticipates," "estimates," and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company's filings with the Securities and Exchange Commission.




CONTACT:



 Jeffrey A. Patterson         Richard M. FitzPatrick
 President and CEO            Chief Financial Officer
 (312) 917-1300               (312) 917-1300